Exhibit 99.1

NYSE Euronext Receives EUR 161.6 Million ($227.5 Million) in Connection with Sale of GL TRADE to SunGard

NYSE Euronext (NYX), in connection with the completion of SunGard’s acquisition of a majority interest in GL TRADE and related transactions, has announced the receipt of EUR 161.6 million ($227.5 million) from the sale of its 40% ownership stake in GL TRADE to SunGard.

On August 1, 2008, SunGard and GL TRADE announced SunGard’s intention to acquire a majority stake in GL TRADE. SunGard made an offer to acquire approximately 64.5% of GL TRADE from Euronext Paris S.A., a wholly-owned subsidiary of NYSE Euronext, and other significant shareholders at a price of EUR 41.70 per share. The price offered represented a 24% premium to GL TRADE’s closing stock price on July 31, 2008.

For financial reporting purposes, the business of GL TRADE will be presented as discontinued operations. The associated results of operations and financial position will be reported separately for all periods presented.

About NYSE Euronext

NYSE Euronext (NYX) operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world’s largest cash equities market; Euronext, the Eurozone’s largest cash equities market; Liffe, Europe’s leading derivatives exchange by value of trading; NYSE Liffe, the company’s U.S. futures business and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options, futures and derivatives, ETFs, bonds, market data, and commercial technology solutions. As the world’s largest exchange group by number of listings and market capitalization, NYSE Euronext is home to nearly 6,500 listed issues (as of Oct. 1, 2008) with total global market capitalization more than four times that of any other exchange group. The average daily trading value of NYSE Euronext’s equity exchanges represent more than one-third of the world’s cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information and free real-time stock prices for all NYSE-listed securities, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de reference”) filed with the French Autorite des Marches Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorite des Marches Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.